Exhibit 10.33

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

This document is an English translation of a document prepared in German. In preparing this document, an attempt has been made to translate as literally as possible without jeopardizing the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the German text will govern by law.

In this translation, German legal concepts are expressed in English terms and not in their original German terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

Loan agreement

dated 21.11.2017

for a repayment loan of

EUR 10,000,000.00

from the

KfW energy efficiency program – Energy-efficient construction and renovation (276)

between

BioNTech Innovative Manufacturing

Services GmbH

Vollmersbachstraße 66

55743 Idar-Oberstein

(“Borrower”)

and

Deutsche Bank AG

Business in Germany

Ludwigsstraße 8 - 10

55116 Mainz

(“Bank”)

the following agreement (“Loan Agreement”) has been concluded for the granting of a repayment loan (“Loan“):

[Copy for the Bank /~~Copy for the client~~]

§ 1 LOAN

(1)	Loan amount

The Bank is granting the Borrower a repayment loan (“Loan”) in the sum of EUR 10,000,000.00 (in words ten million Euro) (“loan amount”).

(2)	Term

This Loan has a term until 30.12.2027 (“final due date”).

(3)	Purpose

The Loan serves to finance a new-build and extension of a laboratory building under the loan application of 23.05.2017.

Investment project in the area: KfW Efficiency House 70

Investment site: Vollmersbachstraße 66 in Idar-Oberstein, Stadt, Birkenfeld District

Investment plan in EUR:		Finance plan in EUR:

Commercial building costs	[***]	KfW energy efficiency program	[***]
Machinery, equipment, fittings, vehicles	[***]	Capital	[***]
Total	[***]	Total	[***]

(4)	Account

The Loan will be credited to the account Nr. [***] of the Borrower.

(5)	Refinance

The Loan is being refinanced by KfW in order make possible the interest conditions agreed in this Loan Agreement.

(6)	Definitions

“Banking day” is any day (with the exception of Saturday and Sunday) on which commercial banks are open to the public for business in Frankfurt/Main.

“Financial liabilities” are all liabilities from (i) borrowings (ii) issued letters of credit and accepted or issued bills (iii) the issue of bonds, “commercial papers” or other debentures, (iv) lease contracts that under the applicable edicts of the Federal Ministry of Finance or the respective tax or balance sheet provisions of the Jurisdictions regulating the lease contract, are to be treated as finance [operating] leases, (v) the sale of receivables where recourse against a member of the company group of the Borrower cannot be ruled out (recourse factoring), (vi) trade accounts payable when a payment schedule is granted that lies outside the common industry practices, (vii) derivatives, whereby when calculating the value of a derivative transaction only the “mark-to-market value” is taken into consideration, (viii) recourse liability in respect of third party sureties, guarantees, bonds, letters of credit or other financial instruments, where such are not included twice in the balance sheet concerned since the respective principle debt is already accounted for, (ix) other transactions when these have the economic effect of a borrowings as defined in paras. (i) to (viii), (x) a guarantee, surety or other co-liability for one of the liabilities cited in paras. (i) to (ix) liabilities, and (xi) pension provisions.

§ 2 - LOAN DRAW-DOWN

(1)	Drawings

The Borrower may draw down the Loan from the effectiveness of this Loan Agreement up to and including 21.11.2018 (“draw-down deadline”) provided the draw-down requirements under § 3 are satisfied (any such event hereinafter a “drawing”). Any part of the loan amount not drawn down within the draw-down deadline lapses.

(2)	Notice of draw-down

The draw-down of the Loan takes place in one/several drawings on the basis of an irrevocable notice or notices of draw-down by the Borrower.

The notice of draw-down must be received by the Bank at the latest at 10.00 on the fifth banking day before payment and shall specify the date of payment, the amount and the account in which the draw-down is to be made available.

§ 3 – DRAW-DOWN REQUIREMENTS

The Borrower may draw-down the Loan as soon as all the following agreed requirements are satisfied and one or more have not subsequently lapsed and provided and as long as no important reason exists entitling the Bank to extraordinary termination of this Loan Agreement or that would provide such right of termination after an additional deadline and/ or warning.

(1) The Bank has all the following documents and evidence in satisfactory form and the corresponding evidence has not subsequently proved to be incorrect:

(a)	All the details required under the Federal Money Laundering Act (GwG) regarding the financial beneficiaries (§ 1 para. 6 GwG);

(b)	Declaration by the Borrower on the use of the funds within the framework of this agreement;

(c)	All the documents required to open and manage the account, signed with legal effect by the management of the Borrower;

(d)	All the agreed securities have been validly constituted.

(2) The Borrower is not in default towards the Bank in the satisfaction of a due claim.

The Bank may make payment without all payment requirements having to be satisfied. The obligation of the Borrower to satisfy the payment requirements remains thereby unaffected unless the Bank has waived satisfaction of specific payment requirements in writing.

§ 4 – AMORTISATION / REPAYMENT BONUS

The Loan is repayable in 32 equal consecutive instalments of EUR 312,500.00. The instalments are payable quarterly in arrears on 31.03., 30.06., 30.09. and 31.12; the first instalment is due on 31.03.2020, the last instalment is due on 30.12.2027.

If the Borrower has not, by the time of expiry of the draw-down deadline, drawn down the entire loan amount the respective last loan instalment is reduced by the difference and the loan term where applicable is reduced accordingly.

§ 5 – INTEREST / COMMISSIONS / PAYMENTS

(1)	Debit authorisation

The Borrower herewith instructs the Bank to debit any due repayment amounts, interest, costs, payments, expenses and commissions against the Borrower’s account [***].

(2)	Commitment fee

From 21.11.2018 (exclusive) up until expiry of the drawn-down deadline the Bank shall charge, on the outstanding loan amount a commitment fee of 0.25% per month; this shall be paid quarterly in arrears.

(3)	Interest

The interest rate is fixed for the entire term and amounts to 2.15% p.a. The interest provisions of Clause 14 para. 4 AB-KfW are expressly referred to. By way of deviation from the 3-month deadline in the 4th bullet point, a period of 6 months is agreed.

The interest is charged on the basis of 30/360 days. It becomes due at the end of each Quarter.

6 – SECURITIES

The creation of the following additional securities has been agreed:

•	First-priority land charges for of EUR 10,000,000.00 on Betriebsimmobil (“commercial property”) in 55743 Idar-Oberstein, Idar-Oberstein Land Register Page 14961

•	Indefinite directly enforceable guarantee by BioNTech AG in the amount of EUR 10,000,000,00,

•

Loan maintenance and subordination agreement in respect of an existing shareholder loan of EUR 8,000,000.00 and the new loan of the shareholder or sister companies serving the co-financing of the investment.

Individual details, in particular concerning the security purpose, are regulated in the security agreements.

§ 7 – GENERAL OBLIGATIONS

The Borrower, under the Federal Money Laundering Act (GwG) is obliged to give the Bank, where this has not already taken place, all the details required under this Law regarding the financial beneficiaries (§ 1 para. 6 GwG) and immediately and without being so requested to report any changes arising over the term of this Loan Agreement (§ 4 para. 6 and § 6 para. 2 Nr. 1 GwG). On request by the Bank the Borrower shall give the Bank the documentation and information required to ascertain and check such details.

The Borrower, until complete satisfaction of all the claims of the Bank from draw-down under this Loan Agreement, further assumes the following obligations:

(1)	Information

The Borrower shall continually update the Bank regarding its financial situation and, where applicable, the financial situation of its group of companies.

In this regard it shall provide the Bank in particular with its latest annual accounts plus notes and management report and a consolidated annual account (consolidated balance sheet, consolidated P&L account and consolidatednotes) together with a consolidated management report on the Group including the respective auditor’s reports immediately on completion, at the latest however within 9 months of conclusion of the respective financial year, in the original and at least having the scope legally required. Where the annual accounts do not have to be certified, the Bank shall be given copies bearing the legally-binding signatures of all directors or all liable partners.

Moreover the Borrower shall provide the Bank with quarterly business evaluations, liquidity figures, balance sheet status and target-performance analyses.

Moreover the Borrower shall provide the Bank with its annual budget by 31st January of each calendar year.

Further documents providing an up-to-date view of the financial situation and information on the latest income and asset situation of the guarantors shall be submitted by the Borrower on request.

Where documentation is submitted by the Group parent company of the Borrower or its tax advisers or auditors, the Borrower herewith declares that these are authorised to confirm that the submitted documents are true and faithful copies of the originals in its name and to recognise the submitted documentation as binding on it.

The Borrower shall immediately notify the Bank should any information or documentation provided (also planning and forecasts) show significant negative changes or deviations or should it transpire that there are indications that the information or documentation supplied was incomplete or incorrect.

(2)	Use of credit funds

The Borrower shall immediate demonstrate to the Bank through suitable documentation that it has used the drawn-down funds within six months of payment for the agreed purpose and that the agreed usage continues to exist.

The Borrower shall prove the scheduled and punctual use of the funds to the Bank within nine months of complete payment of the Loan and submit the “Confirmation after execution of the investment measure KfW-energy efficiency program – energy-efficient construction and renovation (276, 277, 278)” according to the attached KfW-Form (Number 600 000 3413) via the Bank to KfW, signed by it and the expert.

The Bank is not contractually-obligated to the Borrower to monitor compliance with the Loan purpose.

(3)	Change in shareholder structure

The Parties are agreed that the current shareholder structure constitutes an important basis for the willingness of the Bank to grant this loan and the authorisation of all draw-downs under the same. In the event of any change in the shareholder structure the Parties shall reach a mutually-satisfactory agreement on the continuation of this Loan Agreement, where applicable subject to amended conditions, for example regarding interest, securities or other agreements before such a situation arises.

(4)	Credit agreements with other credit institutions

The Borrower shall inform the Bank of any new loan agreements that exceed the amount of EUR 500,000.00 or if there are significant changes to its current loan agreements with other credit institutions (for example increase, termination or collateral requirements), where these are the subject of negotiations, where possible in advance, otherwise immediately thereafter.

§ 8 – EXTRAORDINARY RIGHT OF TERMINATION

An important reason entitling the Bank to extraordinary termination of this Loan Agreement under Nr. 19 para. 3 AGB in particular exists when:

(1)	A circumstance as cited in Nr. 11 para. 1 der AB-KfW is satisfied, or

(2)

The Borrower fails to satisfy the general obligations or other essential obligations agreed under this Loan Agreement or fails to comply with the security agreements concluded in connection with this Loan Agreement or

(3)

A change takes place to the shareholder structure and the Parties do not promptly agree to the continuation of any changed conditions, for example regarding interest accrual, securities or other agreements or

(4)

The Borrower fails to or cannot satisfy its financial liabilities towards third party credit institutions on becoming due or third party credit institutions prematurely call in or could call in such financial liabilities on the basis of a reason for termination where the financial liabilities concerned exceed a sum of EUR 100,000.00 (or the counter-value in other currencies).

§ 9 – MISCELLANEOUS

(1)	General Business Terms and Conditions

The following General Business Terms and Conditions constitute part of this Loan Agreement:

(a)	General Business Terms and Conditions of the Bank (“AGB”);

(b)

General Terms and Conditions for Investment Loans of KfW – Contractual relationship between Bank—End Borrower—(“AB-KfW”) in the Version of 10/2015, whereby the AB-KfW in Clauses 14 para. 1 sub-para. 3 and 14, para. 4 sub-para. 1, 4th bullet point are amended such that the respective drawn-down amount are to be fully apportioned to the specified purpose within 6 months.

(c)

Information Sheet “Energy efficiency in the company – Commercial buildings – KfW energy efficiency program – Energy-efficient construction and renovation (276/277/278)” in the Version of 08/2016 (“Information Sheet”) including the Annex “Technical Minimum Requirements” for the Information Sheet.

(2) Forward transactions

Where the Bank and Borrower, to secure the interest or currency risk under this Loan Agreement, conclude or have already concluded forward transactions – which the Bank is not obliged to do – the continued existence of these forward transactions is not affected by any termination of this Loan Agreement.

(3) Information disclosure

Where the Bank, for refinancing, risk hedging or capital relief, makes use of its right to transfer the credit risk or claims under this Loan Agreement or otherwise dispose of the same, the Bank is entitled to pass on borrower-related information to authorised recipients that by force of Law, contract or occupational or professional regulation are obliged to maintain confidentiality. Authorised information recipients are members of the European Central Bank system, credit institutions, development banks, financial service providers, finance companies, insurance companies, pension funds, capital management companies, special purpose vehicles founded for assuming credit risks and persons that for technical or legal reasons are to be involved in the transfer (for example auditors and rating agencies).

(4) Subsidy

According to KfW in its refinancing approval of 17.11.2017 the Loan receives no subsidy.

(5) Other KfW provisions

KfW continually receives all information on this Loan Agreement and its execution, moreover all information on the Borrower of relevance for the Loan and the Bank’s internal rating of the Borrower. This data is processed by KfW and used to monitor the proper use of the funds and for statistical purposes.

The Borrower expressly agrees to this data being forwarded by the Bank to KfW.

(6)	Choice of Law and court of jurisdiction

This Loan Agreement and all rights and obligations under the same are governed by German Law. The court of jurisdiction is Mainz. Moreover legal action can also be taken against each Party at their registered office.

(7)	Written form

Changes to this Loan Agreement must be made in writing.

(8)	Offer deadline / Validity of agreement

(a)	The Bank considers itself bound by the offer submitted with this Loan Agreement until 20.12.2017 (“offer deadline”).

(b)	This Loan Agreement takes effect on receipt of the agreement signed by all the parties within the aforesaid offer deadline.

(9)	Severability clause

Should individual provisions of this Loan Agreement be or become wholly or partly – for whatever reasons – void or invalid or unworkable, this shall not affect the other provisions of this Loan Agreement.

Declaration pursuant to the Federal Money Laundering Act:

The Borrower guarantees the Bank by crossing or initialling that it is solely drawing down the funds granted under this Loan Agreement for its own account.

x         BioNTech Innovative Manufacturing Services GmbH

This Loan Agreement is cited under the date given in the heading.

Deutsche Bank AG

Branch Office Germany

Mainz, 21.11.2017	[Signature]	[Signature]
Place, date	[***]	[***]

BioNTech Innovative Manufacturing Services GmbH

Idar-Oberstein, 12th December 2017	[***]	[***]
Place, date	Legally-binding signature(s)

KfW

General Terms and Conditions for Investment Loans

- Contractual relationship Principal Bank—End Borrower -

For KfW investment loans the following General Terms and Conditions for Investment Loans in the Version for the contractual relationship between Principal Bank—End Borrower (AB-EKN) up to and including Clause 13 applies. For ERP loans and loans refinanced or subsidised from public budgetary funds, the special provisions of Clause 14 apply in addition. For loans where the Principal Bank is granted liability exemption on the basis of a national or state guarantee, the special provisions of Clause 15 additionally apply.

1. Use of funds

(1) The Loan may only be used to finance the project for which the Loan was approved. The credit institution closing the Loan Agreement with the End Borrower (hereinafter the “Principal Bank”) must be informed immediately if the investment project or its financing change.

(2) The End Borrower shall immediately and without being requested provide the Principal Bank on conclusion of the investments with evidence regarding the use of the loan funds and the satisfaction of any conditions.

2. Draw-down of funds

1)

The draw-down of the Loan – where applicable in partial amounts – from the Principal Bank may only take place when this latter, within an appropriate deadline, can be apportioned for the specified purpose. Should it transpire after payment that correct use of the funds is not possible, the corresponding sums are to be immediately repaid to the Principal Bank for forwarding to KfW. Renewed draw-down is possible when the aforesaid requirements are satisfied. Sub-paras. 2 and 3 of this paragraph do not apply if the Loan does not exceed the sum of 25,000 Euro. Sub-paras. 2 and 3 of this paragraph also do not apply for the last payment instalment of a loan when this does not exceed the sum of 25,000 Euro. The Principal Bank is entitled to set appropriate minimum draw-downs.

2)

Loan amounts may only be drawn down by natural persons as commercial or freelance end borrowers when these have demonstrated their power to manage and represent the company or law firm, the practice or comparable to the Principal Bank.

3)	Should grounds exist providing entitlement to terminate the Loan Agreement, the Principal Bank may refuse payment of the loan funds.

3. Interest schedules

The Loan shall accrue interest at the agreed rate. Interest calculation takes place applying the German business interest method (30/360 Method). Interest payments are due quarterly in arrears on 31st March, 30th June, 30th September and 30th December of each year, unless the Loan Agreement specifies otherwise.

4. Costs and expenses

The costs and expenses of the directly-refinanced credit institution and the Principal Bank are settled with the interest rate and the program-dependent processing charges paid by KfW. Regardless of the provisions of sub-para. 1 any possible claim of the directly-refinanced credit institution or Principal Bank to reimbursement of expenses is regulated by the provisions of the Law. Compensation for non-acceptance or early repayment may only be charged when KfW has concluded a corresponding regulation. Where a charge is possible, this shall be made by the Principal Bank.

5. Repayment

1)

The repayment instalments or annuities are due on the dates given in the Loan Agreement. Where with payment a deduction is made from the nominal amount of the Loan, the deduction amount is a fee demanded by KfW independent of term, which is not reimbursed in the event of premature redemption of the Loan.

2)

Loans with a 100% payment can only be repaid early to the Principal Bank against payment of an early prepayment penalty to the Principal Bank unless expressly agreed otherwise. Loans with a payment of less than 100% may be repaid early partly or wholly at any time during the first fixed-interest period by giving 10 banking days’ notice to the Principal Bank. Legal rights of termination remain unaffected by the above provisions. Any levied prepayment penalty may be charged by the Principal Bank within the legally-permitted framework.

3)	Unscheduled partial repayments are fundamentally set-off against the last repayments or annuities due under the redemption plan unless otherwise agreed with the End Borrower.

6. Default

Should the End Borrower be in default on its payment obligations, the Principal Bank is entitled to claim default interest in accordance with the provisions of the Law.

7. Securities

1)

The Principal Bank assigns the claims deriving from the granting of the Loan against the End Borrower on their coming into existence to KfW. The Principal Bank is entitled to collect the claims assigned to KfW until KfW declares the cancellation of this collection authorisation. The Principal Bank is moreover entitled to assign the securities created for the Loan to KfW. After the security assignment to KfW the claims concerned are regulated by the security purpose agreed between the Principal Bank and End Borrower. Securities provided or created in future by the Principal Bank for a KfW-refinanced Loan of the End Borrower serve – where a further purpose has been or will be legally agreed – to secure all credit claims of the Principal Bank assigned or to be assigned in future to KfW against the End Borrower. This also applies when the security is provided by a third party.

2)

The securities agreed for this Loan may not be used as a priority to secure other Principal Bank loans. Other securities given or to be given in future to the Principal Bank by the End Borrower or to a third party for loans to the End Borrower not refinanced by KfW serve – where a further purpose has been or will be legally agreed – subordinately to secure all credit claims of the Principal Bank against the End Borrower assigned or to be assigned to KfW.

8. Right of audit

The KfW is entitled to inspect business records and books of account at the End Borrower, inform itself of the latter’s asset situation and monitor the use of the loan funds under Clause 1 para. 1 on site. KfW may have these audits executed by a third party acting on its behalf. The costs of these audits shall be borne by the End Borrower, provided there is no agreement otherwise. KfW shall ensure that any third party it engages shall also maintain confidentiality regarding such information.

9. Information obligations

The End Borrower is obliged to notify the Principal Bank of any significant events that may influence the purpose of the Loan or adversely affect service of the same. The Principal Bank is entitled to forward the information to KfW.

10. Submission of annual accounts

Where not otherwise agreed, the End Borrower is obliged to submit its annual accounts with the necessary explanations only on request of the Principal Bank or KfW. In the event of delay in the preparation of the annual accounts, the End Borrower shall initially submit the provisional figures.

11. Termination for important reason

(1)	The Principal Bank is entitled to terminate the Loan for immediate repayment at any time for an important reason completely or for a partial amount, in particular when

a)

The Loan has been illegally acquired, is not used for the specified purpose or the End Borrower regardless of an additional deadline set by the Principal Bank has not enabled an audit of the use of the funds complying with the specified purpose,

b)	The requirements for it being granted have changed or are subsequently no longer satisfied (for example sale of the co-financed business or parts thereof, change in ownership or stake holding),

c)	The End Borrower has provided incorrect details regarding its financial situation,

d)	The End Borrower is in breach of an obligation assumed under the Loan Agreement,

e)

There is a significant worsening in the financial situation of the End Borrower or the valuation of a provided security or such is threatened and as a result the repayment of the Loan, even realising the securities, is placed at risk,

f)	The scale of the overall outgoings estimated in the investment plan and scale of eligible costs is reduced or the percentage of public finance increases.

Should the important reason consist of the breach of a contractual obligation, termination may only take place after unsuccessful expiry of an additional deadline or warning, unless one of the grounds cited in § 323 para. 2 BGB does not exist.

(2) In the event of partial termination (reduction) the repaid amount is fundamentally set-off against the outstanding repayment instalments or annuities (proportional to the residual term of the Loan), unless otherwise agreed with the End Borrower.

12. Provision of information

The Principal Bank is entitled to give KfW or a third party authorised by KfW unrestricted information, allow them to inspect documentation and, for documentation purposes, provide the documentation. The provisions of this paragraph also apply for electronic archiving.

13. Limitation of applicability

If the General Business Terms and Conditions of the Principal Bank are incompatible with these General Terms and Conditions, the latter shall take precedence.

14. Special terms and conditions for ERP loans and loans refinanced or subsidised from public budgetary funds

For ERP loans and loans refinanced or subsidised from public budgetary funds, the following additional special provisions shall apply, unless the Loan Agreement specifies otherwise:

1)

The Loan may only be drawn down pro rata with the other funds provided for in the finance plan. Only where the latter is not available can the loan, by way of exception, also be used earlier. The draw-down of the Loan – where applicable in partial amounts – may only take place when the requested sums can be apportioned to the specified purpose within 3 months. Should it transpire after payment that punctual use of the funds is not possible, the corresponding sums must be immediately repaid to the Principal Bank for forwarding to KfW. Renewed draw-down is possible when the above requirements are satisfied. Sub-paras. 1, 4 and 5 of this paragraph do not apply when the Loan does not exceed 25,000 Euro. Sub-paras. 1, 4 and 5 of this paragraph also do not apply for the last payment instalment of a Loan when this does not exceed the sum of 25,000 Euro.

2)

Should the costs of individual items of the investment plan be reduced by 20% or more, the saved funds may only with the prior permission of the Principal Bank be used to cover the increased costs of other eligible items.

3)	The Supreme Court, under § 91 BHO is entitled to carry out audits. Moreover the competent Federal Ministries or their agents are entitled to carry out the relevant audits.

4)	Interest premium

The agreed interest rate increases from the date following payment, to 5 percentage points above the respective base rate under § 247 BGB if the Loan is illegally obtained, is not used according to the specified purpose, the End Borrower, regardless of any additional deadline set by the Principal Bank fails to enable an audit of the correct specified use or the End Borrower does not use the funds within 3 months for the specified purpose and also does not repay the funds immediately to the Principal Bank.

If the prerequisites for the granting of the Loan have subsequently changed or are not satisfied, the interest rate increases to 5 percentage points above the respective base rate under § 247 BGB from the time of change or failure to satisfy.

Where the interest rate cited in the Loan Agreement is higher than the base rate plus 5 percentage points, the interest rate cited in the Loan Agreement shall continue to apply.

15. Special terms and conditions for Loans where the Principal Bank is granted liability exemption on the basis of a national or state guarantee

In the case of Loans where the Principal Bank is granted liability exemption on the basis of a national or state guarantee, the Federal Supreme Court under § 91 BHO or the respective State Court of Audit is entitled under state regulations to carry out audits. Additionally the competent Federal or State Ministries or their agents are entitled to carry out the corresponding audits.

3

Status: 10/2015 • Order Nr.: 600 000 2388

KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www.kfw.de

Infocenter • Tel.: 0800 5399002 (free) • Fax: 069 7431-9500

Information Sheet	KfW
Energy efficiency in the company	Responsible banking
Commercial buildings

KfW energy-efficiency programme – Energy-efficient construction and renovation

276/277/278
Loan
On behalf of
Federal Ministry of
Economic Affairs
And Energy
Partner of
Deutschland macht’s
Effizient

Financing construction, the initial purchase and renovation of commercial buildings including the implementation of individual measures for improving energy efficiency within the framework of the “CO2 Building Refurbishment Programme” of the Federal Government.

Subsidy aim

The funding programme serves the low-interest long-term financing of measures for significant energy saving and reduction of CO2 emissions in existing commercial buildings in Germany. Additionally the construction of KfW Efficiency Houses with low energy requirements and CO2 emissions is funded. The interest rate is reduced for the first 10 years of the loan term from federal funding. For most purposes the projects are also assisted with government repayment subsidies.

Alongside the subsidising of new-builds and the renovation of buildings under the KfW energy efficiency programme measures are co-financed in the area of production facilities/processes. Detailed information on this can be found in the KfW Information Sheet “KfW-energy efficiency programme – Production facilities/processes” (Order Nr. 600 000 3416).

Who can make applications?

•	The Programme is aimed at domestic and foreign commercial companies (production, tradesmen, commerce and other service sectors) which are predominantly under private ownership

•	The self-employed, for example doctors, tax consultants, architects

•	Companies buying existing commercial buildings (first- acquisition)

•	Companies providing (energy) services for a third party for commercial non-residential buildings under a contracting agreement.

What is subsidised?	Subsidy
Content, requirements
Subsidies are provided for:	combination options

1.	The energy renovation of commercial non-residential buildings that achieve the energy level of a KfW Efficiency House for existing buildings.

•	KfW Efficiency House

•	KfW Efficiency House 100

•	KfW Efficiency House Monument

2.	The implementation of individual measures on the building shell and/or technical equipment to improve energy efficiency in existing commercial non-residential buildings.

Status: 08/2016• Order Nr.: 600 000 3412 KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www.kfw.de Infocenter • Tel.: 0800 5399001 (free) • Fax: 069 7431-9500	Page 1

Information Sheet	KfW
Energy efficiency in the company	Responsible banking
Commercial buildings

KfW energy-efficiency programme – Energy-efficient construction and renovation

The following individual measures are subsidised:

a)	Insulation of walls, roof surfaces, storey ceilings and floor surfaces

b)	Renewal and treatment of windows, curtain walls, outer doors and gates (incl. loading stations)

c)	Measures to improve summer heat insulation

d)	Installation, exchange or optimisation of ventilation and a/c systems incl. heat/cold recovery and waste heat use

e)	Renewal and/or optimisation of heat/cold generation, distribution and storage incl. power/heat or power/heat/cold coupling systems

f)	Exchange and/or optimisation of lighting

g)	Installation or optimisation of metering, control and regulation systems and building automation

For architectural monuments the Annex “Technical Minimum Requirements” to the Information Sheet (Order Nr. 600 000 3418) defines exceptional rules for the heat insulation of outer walls and roof surfaces and window renewal.

3.	The construction of energy-efficient commercially-used buildings that achieve the energy level of a KfW Efficiency House for new builds.

The following levels are subsidised:

•	KfW Efficiency House 55

•	KfW Efficiency House 70

4.	Also eligible for subsidy are all other measures required for the preparation, realisation and start-up of the measures subsidised in the Programme. These also include:

•	Ancillary works, for example removal and disposal of old installations

•	Planning costs constituting a necessary element of the construction

•	Measures for regulating the subsidised system (metering measurement and adjustment of the control parameters including the hydraulic alignment of heat and cold distribution systems)

•	Costs for energy management systems

Only buildings or parts of buildings that after completion or implementation of all measures fall under the sphere of applicability of the Energy Savings Regulation (EnEV) are eligible for subsidy.

Subsidisation takes place in accordance with the requirements of the applicable EnEV and the Annex “Technical Minimum Requirements” to the Information Sheet (Order Nr. 600 000 3418).

Status: 08/2016• Order Nr.: 600 000 3412 KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www.kfw.de
Infocenter • Tel.: 0800 5399001 (free) • Fax: 069 7431-9500	Page 2

Information Sheet	KfW
Energy efficiency in the company	Responsible banking
Commercial buildings

KfW energy-efficiency programme – Energy-efficient construction and renovation

Involvement of an expert	Expert

Compliance with the technical minimum requirements and the savings of energy and CO2, on application, to be quantified and confirmed by an expert in the Form “Confirmation for loan application KfW energy efficiency programme – Energy-efficient construction and renovation” (Form Nr. 600 000 3415).

An expert for the purposes of this loan programme is a person authorised under § 21 EnEV for non-residential buildings.

We recommend the involvement of a quality-approved expert for non-residential buildings from the experts list for Government funding programmes in the Category “Energy-efficient construction and renovation – non-residential buildings KfW”) under www.energie-effzienz-experten.de.

Only the experts cited in the experts’ list for Government funding programmes under www.energie-effizienz-experten.de under the Category “KfW Efficiency House Monument and architectural monuments and other structures particularly worthy of preservation” are authorised for renovation to the KfW Efficiency House Monument and renovation of architectural monuments to other KfW Efficiency Houses or individual measures on architectural monuments.

Excluded from subsidisation are:

•	Leasing or renting for residential, non-profit or urban use and for use in agricultural primary production.

•	Trust constructions.

•

So-called self-dealings, for example purchase from the spouse or partner, asset transfers/movements between companies in the same group or within the framework of company demergers or between corporate entities and their shareholders.

Is a combination with other funding programmes possible?

The combination of a loan from the KfW energy-efficiency programme – Energy-efficient construction and renovation with other subsidies (loans or grants/subsidies) is fundamentally possible within the framework of the respective relevant EU subsidy limits, provided the total of the loans, grants or subsidies does not exceed the total of the eligible costs. The legal cumulation provisions must be complied with (cf. “General Information Sheet on Subsidies”, Order Nr. 600 000 0065).

Heat generating systems for the use of renewable energies are subsidised:

•	Under the programme “Subsidisation of measures for the use of renewable energies in the heat market” of the Federal Department for the Economy and Export Control (BAFA) (www.bafa.de) or

•	In the KfW programme “Renewable energies—Premium” (www.kfw.de/271).

The simultaneous draw-down of a KfW loan and of a BAFA grant for the same measure is not possible.

The simultaneous draw-down of the KfW loan and a grant under the Renewable Energies Act for the same eligible costs is not possible.

Status: 08/2016• Order Nr.: 600 000 3412 KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www.kfw.de Infocenter • Tel.: 0800 5399001 (free) • Fax: 069 7431-9500	Page 3

Information Sheet	KfW
Energy efficiency in the company	Responsible banking
Commercial buildings

KfW energy-efficiency programme – Energy-efficient construction and renovation

Loan amount	Conditions
Loan amount, term
Interest rate, provision
Redemption

Up to 100% of the eligible costs are financed

The loan amount amounts to

•	in general up to 25 million Euro per project.

This upper credit limit can be exceeded where the project is particularly worthy of subsidy.

Term

The following term variants are available with a minimum term of 2 years:

•	Up to 5 years with max. 1 year grace period (5/1),

•	Up to 10 years with max. 2-year grace period (10/2),

•	Up to 20 years with max. 3-year grace period (20/3).

Interest rate

•	The loan is granted with a customer-tailored interest rate within the framework of the maximum interest rate of the respective price class on the day of commitment.

•	The interest rate is set taking into consideration the financial situation of the Borrower (creditworthiness) and the value of the securities provided for the loan by the credit institution.

Here classification takes place into KfW’s creditworthiness and collateral classes. Through the combination of creditworthiness and collateral class the credit institution allocates the promotional loan to a price class given by KfW.

Each price class covers a band width with a fixed upper interest limit (maximum interest rate). The client’s individual interest rate agreed between it and the credit institution may lie below the maximum interest rate of the respective price class. Information on determining the individual interest rate can be found in the KfW Information Sheet “Risk-adjusted Interest System”, Order Nr. 600 000 0038.

•	The interest rate is set for a maximum 10 year loan term.

•	The price reduction from Federal funds applies for the first fixed-interest period, maximum 10 years.

•	For loans with a term of over 10 years KfW will offer your credit institution, before the end of the fixed-interest period, an extension offer without price reduction from Federal funds.

The respective maximum interest rates (borrowing and effective interest rates under the Law) can be found in the overview of terms and conditions for KfW funding programmes on the Internet at www.kfw.de/konditionen or by fax under (069) 7431-4214.

Status: 08/2016• Order Nr.: 600 000 3412
KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www.kfw.de
Infocenter • Tel.: 0800 5399001 (free) • Fax: 069 7431-9500	Page 4

Information Sheet	KfW
Energy efficiency in the company	Responsible banking
Commercial buildings

KfW energy-efficiency programme – Energy-efficient construction and renovation

Provision/Commission

•	The payment of the loan takes place at 100% of the commitment.

•	The loan can be drawn down in one amount or in instalments.

•	The draw-down period amounts to 12 months after loan commitment. In justified instances this deadline may be extended up to a max. 36 months.

•

It should be noted that the respective amounts requested must be completely allocated within 6 months to the specified purpose. Should this deadline be exceeded the Borrower must pay an interest surcharge.

•	For the undrawn loan amount, commencing 12 months and 2 banking days after the commitment date, a commission of 0.25% per month is due.

Repayment

Repayment takes place after expiry of the grace period in equal quarterly instalments. During the grace years only the interest on the paid-out loan amounts must be paid.

Unscheduled repayments may only be made against payment of a prepayment penalty.

Repayment bonus

On providing evidence of the attained KfW Efficiency House level per the loan commitment or compliance with the technical minimum requirements in the case of individual measures you will receive a repayment bonus.

The amount of the repayment bonus derives from a percentage of the commitment and a maximum amount per m2 net area (areas covered by the sphere of applicability of the EnEV, calculated under DIN 277):

Renovation:

•	KfW Efficiency House 70 17.5% of the commitment; maximum 175 Euro/m2

•	KfW Efficiency House 100 10.0% of the commitment; maximum 100 Euro/m2

•	KfW Efficiency House Monument 7.5% of the commitment; maximum 75 Euro/m2

•	Individual measures 5.0% of the commitment; maximum 50 Euro/m2

New-build:

•	KfW Efficiency House 55 5.0% of the commitment; maximum 50 Euro/m2

•	KfW Efficiency House 70 Only a subsidised loan is granted.

The crediting shall be made 3 months after the date of interest and/or redemption payments following the checking and recognition of the Form “Confirmation after execution” (Form number 600 000 3413) by KfW. The repayment bonus is calculated on the amount of the commitment at the time of acknowledgement of the “Confirmation after Execution” and set-off against the last due instalments under the redemption plan (shortening of the loan term).

Status: 08/2016• Order Nr.: 600 000 3412
KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www.kfw.de
Infocenter • Tel.: 0800 5399001 (free) • Fax: 069 7431-9500	Page 5

Information Sheet	KfW
Energy efficiency in the company	Responsible banking
Commercial buildings

KfW energy-efficiency programme – Energy-efficient construction and renovation

Where at the time of crediting the loan is less than the amount of the credit amount, crediting of the repayment bonus only takes place to the amount of the actual loan amount. Cash payment or transfer of the repayment bonus is not possible.

Application
How does one apply?	Securities
Documents
Subsidy rules
Use of funds
Subsidy relevance

KfW grants the loans under this Programme exclusively through credit institutions (banks and savings banks), which fully assume liability for the loans. Please therefore submit your application to a credit institution of your choice before starting your project.

Prior to payment of the KfW refinance loan to the finance institution waiver of the loan is possible at any time. Should the Borrower waive a not-yet drawn-down loan, KfW can approve a new loan for the same project at the earliest after 6 months. An application is possible without a vesting period if the project is new or significantly altered.

Securities

Standard bank securities must be provided for your loan. The form and scope of the securities are agreed by you in the course of the credit negotiations with your credit institution.

What documentation is required?

Your credit institution presents us with the following documentation for your application:

•	Your signed application form (Form number 600 000 0141). The credit institutions have the application forms. The Programme numbers to be given are:

•	276 for new-builds

•	277 for renovations and

•	278 for individual measures

•	Statistical Supplement “Investments in general” (Form Nr. 600 000 0139)

•	Confirmation of loan application—KfW energy-efficiency programme—Energy-efficient construction and renovation (Form Nr. 600 000 3415)

•

For applications within the framework of the subsidy de-minimis regulation (Component 1): Annex De-minimis declaration by the applicant (Form Nr. 600 000 0075) on already-received de-minimis-subsidisation

•

When applying for “Investment subsidies for SME” under Article 17 of the General Group Exemption Regulation (AGVO) (Component 2): Self-declaration on compliance with the KM Definition (for associated companies Form Nr. 600 000 0196, for non-associated companies: Form Nr. 600 000 0095). The self-declaration remains in the possession of the credit institution.

•	When applying for “Investment subsidies for energy efficiency measures” under Article 38 AGVO (Component 4): Annex “Subsidisable additional investment costs” (Form Nr. 600 000 0270).

•	When exceeding the loan limit of 25 million Euro a supplementary project description of the energy efficiency effects.

Status: 08/2016• Order Nr.: 600 000 3412
KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www.kfw.de
Infocenter • Tel.: 0800 5399001 (free) • Fax: 069 7431-9500	Page 6

Information Sheet	KfW
Energy efficiency in the company	Responsible banking
Commercial buildings

KfW energy-efficiency programme – Energy-efficient construction and renovation

KfW reserves the right to request supplementary documentation where this is required for processing.

State aid regulations

Under the “KfW energy efficiency programme – Energy-efficient construction and renovation” KfW grants subsidies under one of the following state aid regulations:

•	De-minimis state subsidies under the De-minimis Regulation (Nr. 1407/2013/EU dated 18.12,2013, published in the Official Journal of the European Union L 352 on 24.12.2013) (Component 1).

•

“Investment aid for SME” under Article 17 of the General Group Exemption Regulation (AGVO) (Commission Regulation (EU) Nr. 651/2014 dated 17th June 2014 on determining the compatibility of certain groups of subsidy with the internal market in application of Article 107 and 108 of the Treaty on the Functioning of the European Union, published in the Official Journal of the European Union L187/1 of 26.06.2014) (Component 2).

•	“Investment aid for energy efficiency measures” under Article 38 AGVO (Component 4).

The various state aid regulations oblige KfW and applicants to comply with specific state aid regulations. Due to these regulations companies in specific branches and companies that have failed to comply with a state aid repayment decision of the EU Commission are not eligible for subsidy.

Where aid is requested under the AGVO, companies in difficulties as defined in the AGVO are excluded from eligibility.

KfW is obliged to publish loans with individual grants of over 500,000 Euro on a state aid subsidy website of the EU Commission under Art. 9 para. 1 lit. c) in conjunction with Annex Ill of Commission Regulation (EU) Nr. 651/2014 dated 17th June 2014 (Official Journal of the EU Nr. L 187 dated 26th June 2014) on determining the compatibility of certain groups of subsidy with the internal market in application of Article 107 and 108 of the Treaty on the Functioning of the European Union and under Clause 4.7 of the EU framework for state aid to promote research, development and innovation of the EU Commission dated 21st May 2014 (Official EU Journal Nr. C 198 dated 27th June 2014).

More detailed information on state aid regulations can be found in the KfW Information Sheet “General Information Sheet on Subsidies”, Order Nr. 600 000 0065.

Evidence of use of funding

After execution of the measures evidence of the proper use of the funds must be presented to the credit institution (Principal Bank) and within 9 months of complete payment of the loan presented to KfW in the Form “Confirmation after Execution” (Form Nr. 600 000 3413) as follows:

•	The Borrower confirms the use of the funds in accordance with the application and programme.

•	The expert checks the eligible measures and confirms the implementation of the subsidised project in accordance with the Annex “Technical Minimum Requirements” to the Information Sheet.

Status: 08/2016• Order Nr.: 600 000 3412
KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www.kfw.de
Infocenter • Tel.: 0800 5399001 (free) • Fax: 069 7431-9500	Page 7

Information Sheet	KfW
Energy efficiency in the company	Responsible banking
Commercial buildings

KfW energy-efficiency programme – Energy-efficient construction and renovation

•	The credit institution (Principal Bank) confirms the punctual use of the funds and submits the Form to KfW.

Invoices requiring safekeeping (cf. “Reportage and diligence duties of the Borrower”) must show the eligible measures, the work executed and the address of the investment property and be drafted in German.

Information and diligence duties of the Borrower

Within 10 days of loan approval you must preserve and submit to KfW on request:

•	Evidence of the eligible investment costs

•	Documents for documentation of the services provided by the expert (planning and project support)

•	In the case of renovation or construction of a KfW Efficiency House:

The complete documentation of the calculations under § 4 EnEV and all relevant evidence for this under the Annex “Technical Minimum Requirements” to the Information Sheet (Order Nr. 600 000 3418)

•	In the case of individual measures:

All the relevant evidence as per the Annex “Technical Minimum Requirements” to the Information Sheet (Order Nr. 600 000 3418)

•	In the case of first acquisition:

For the KfW Efficiency House the aforesaid documentation, for the individual measures or in place of accounts evidence of the eligible investment measures and costs (at the least through confirmation by the vendor)

•	In the case of renovation of architectural monuments:

The evidence of harmonisation required for the renovation works and approval by the Monument Protection Authority

An overview of the documentation to be preserved is enclosed as an Information Sheet with the Form “Confirmation after Execution” (Form Nr. 600 000 3413).

If you sell the subsidised building within 10 years, the buyer must be informed of the KfW subsidisation and the prohibition of deterioration of the energy quality of the building under § 11 para. 1 EnEV.

Fundamental instruction

KfW reserves the right at any time to check the calculation documents and evidence and to carry out an on-site control of the subsidised buildings/measures.

Status: 08/2016• Order Nr.: 600 000 3412
KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www.kfw.de
Infocenter • Tel.: 0800 5399001 (free) • Fax: 069 7431-9500	Page 8

Information Sheet	KfW
Energy efficiency in the company	Responsible banking
Commercial buildings

KfW energy-efficiency programme – Energy-efficient construction and renovation

Information on subsidy relevance

The information on application entitlement, purpose and compliance with the state aid regulations of the EU-Commission have subsidy relevance as defined in § 264 of the Criminal Code in conjunction with § 2 of the Federal Subsidies Act.

Further information on this funding programme

Further information on this Programme (examples, FAQs etc.) can be found on the internet under www.kfw.de.

Annex

“Technical Minimum Requirements” (Order Nr. 600 000 3418)

Status: 08/2016• Order Nr.: 600 000 3412 KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www.kfw.de
Infocenter • Tel.: 0800 5399001 (free) • Fax: 069 7431-9500	Page 9

Annex to the Information Sheets	KfW
Energy-efficient construction and renovation	Responsible banking
- Non-residential buildings

Technical Minimum Requirements	276/277
278
from 01.07.2015
217/218
220/219
From 01.10.2015
Sponsored by
Federal Ministry of
Economic Affairs and
Energy
on the basis of a
Bundestag Resolution

The pre-requisite for the subsidising of measures to improve energy efficiency in non-residential buildings is compliance with the following Technical Minimum Requirements and the supplementary information given in this Annex. Moreover the applicable legal requirements and technical Standards for the implementation of the measures must be observed.

Construction of KfW Efficiency Houses, renovation of KfW Efficiency House

The energy Standard of a KfW Efficiency House is achieved through construction and technical measures for the improvement of energy efficiency and the inclusion of renewable energies. The following minimum requirements must be complied with.

Requirements of a KfW Efficiency House

1. The annual primary energy requirement (Qp) of a KfW Efficiency House may not, in respect of the primary energy requirement of the corresponding reference building (Qp REF) exceed the percentage maximum values for the subsidised Efficiency House Standard as shown in the Table below.

KfW Efficiency House	EH 55	EH 70	EH 100	Monument
QP in% of QP REF	55%	70%	100%	160%

2.

For areas heated with a room target temperature T >/= 19°, the heat transition coefficient measured over these areas for the opaque outer building parts (Uopak), the transparent outer building parts (Utransparent) and curtain walls (UVorhang) and for glass roofs/strip lighting and light domes (ULicht) may not exceed the following values:

KfW Efficiency House (T>/=19°C)	EH 55	EH 70	EH 100	Monument
	[W (m2 K)]	[W (m2 K)]	[W (m2 K)]	[W (m2 K)]
Uopaq	0.22	0.26	0.34	0.60
Utransparent, Vorhang	1.2	1.4	1.8	—
ULicht	2.0	2.4	3.0	—

Status: 04/2015 • Order Nr.: 600 000 3418

KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www_kfw-de

Infocenter SME bank / Infrastructure / Local authorities • Tel.: 0800 5399001 10800 5399008 ! 030 20264-5555 (free) •

Fax: 069 7431-9500

Annex to the Information Sheets	KfW
Energy-efficient construction and renovation	Responsible banking
- Non-residential buildings

Technical Minimum Requirements

3. For areas heated to a target room temperature <19°, the heat transition coefficient measure over these areas for the heat transfer outer parts may not exceed the following values:

KfW Efficiency House (T<19°)	EH 55	EH 70	EH 100	Monument
	[W (m2 K)]	[W (m2 K)]	[W (m2 K)]	[W (m2 K)]
Uopak	0.35	0.43	0.58	0.90
Utransparent, Vorhang	2.2	2.4	3.2	—
ULicht	2.2	2.6	3.6	—

4.

The annual primary energy requirement (QP) and the mean heat transition coefficients of the heat transfer enclosing areas of the building are to be calculated on the basis of the planned measures under the Energy Savings Regulation (EnEV) and DIN 18599 in force at the time of application. The project parameters for the primary energy requirement of the reference building (QP REF) is to be determined on the basis of the details in Annex 2, Table 1 (without application of Line 1.0) EnEV. The mean heat transition coefficients are to be calculated for the entire building under the rules of EnEV Annex 2. The interpretations of the “Construction Technology” Special Commission of the Construction Ministers Conference on the EnEV (www.bbsr-energieeinsparung.de) shall be taken into consideration for the KfW Efficiency House calculations.

5.

For KfW Efficiency Houses a ventilation concept is to be prepared in which the required fresh air flow rate and the solution for implementation are specified. For implementation of the ventilation concept particular attention is to be paid to the measures required to prevent condensation and humidity damage. Furthermore for all KfW Efficiency Houses attention is to be paid on the building shell to heat bridge-minimising design and execution of an airtightness concept. In the case of a hydraulically-driven water-fed heat supply system, hydraulic balancing of the distribution system must be carried out.

6.

In the case of the extension of a building by building parts for which there is an open connection with the existing building, Efficiency House evidence must be provided for the entire building. Here all the standard requirements must be satisfied for the renovation.

If, with the extension, there is no open spatial connection (i.e. there are separating parts such as walls and doors), for the extended building sections evidence of achieving a KfW Efficiency House Standard for New-builds must be provided. The evidence for the KfW Efficiency House may in this event be provided separately for the added building part and does not have to relate to the building as a whole.

7.

The application must demonstrate the saving in primary and end energy requirements and the CO2 reduction in comparison to the original state (renovation) or the applicable minimum requirement level (new-build). The calculation of the saving derives from the difference between the energy requirement calculation under the EnEV for the condition prior to renovation or the requirements figure for a comparable new-build under the valid provisions of the EnEV and the calculated energy requirement figures for the planned project. The resulting CO2 emission is to be determined applying the values cited in the Section “Emissions factors”.

Status: 04/2015 • Order Nr.: 600 000 3418 KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www_kfw-de
Infocenter SME bank / Infrastructure / Local authorities • Tel.: 0800 5399001 10800 5399008 ! 030 20264-5555 (free) •
Fax: 069 7431-9500	Page 2

Annex to the Information Sheets	KfW
Energy-efficient construction and renovation	Responsible banking
- Non-residential buildings

Technical Minimum Requirements

Required evidence and documents for a KfW Efficiency House

Complete documentation of the documentation per § 4 ErEV incl. detailed Ü value calculations for the individual construction parts of the thermal building shell and the existing/planned technical systems

Documentation of the calculation for the reference building

All plans for the KfW Efficiency House (ground plans, views, sections, site plan) on the basis of which evidence for the primary energy requirement under the EnEV was prepared; the thermal building shell taken as a basis must be marked

Other planning documents where relevant for the calculation (for example thermal simulation of solar systems, evidence of the primary energy factor applied for remote heat, evidence of product-specific technical parameters, etc.)

Confirmation by a specialist firm of the execution of the hydraulic balancing (only for hydraulically-driven water-fed heat supply systems)

Ventilation concept

If for the primary energy factor when using local/remote heat the Table value under DIN V 18599-1: 2011 is not applied, the primary energy factor must be calculated either under DIN V 18599 and confirmed by an independent expert or determined under the AGFW Worksheet FW 309 and confirmed by a certified expert

If a heat bridge supplement ΔUWB < 0.10 W/(m2 • K) is applied, this is to be calculated or evidenced separately under the rules of technology. The preparation of evidence of equivalence under DIN 4108-Supplement 2 is always required in the event of the use of the lump heat bridge correction factors of ΔUWB = 0.05 W/(m2 • K) for renovation. When using a heat bridge correction factor ΔUWB < 0.05 W/(m2 • K) heat bridges must be calculated in detail.

For consideration of a ventilation system with heat recovery or reduced air renewal in the Efficiency House calculation airtightness measurements are required for the relevant area. The measurement results are to be recorded in a measurement protocol.

Requirements of individual measures for the renovation of existing buildings

Measures to improve energy efficiency in existing non-residential buildings satisfying the following minimum requirements are eligible for subsidy.

Calculation of energy saving and CO2 reduction

For individual measures the anticipated saving in primary and end energy requirements and the associated CO2 reduction must be determined. The calculation may be made using building balancing under DIN 18599 or a tailored calculation on the basis of system or specific building part parameters (efficiency, Ü figure), the project dimensioning (for example power consumption of old system/new system, building areas) and the operating conditions (for example run times, usage conditions). To calculate the primary energy saving and CO2 reduction the primary energy factors under EnEV and the CO2 emissions factors in Annex 1 shall be applied.

Status: 04/2015 • Order Nr.: 600 000 3418

KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www_kfw-de

Infocenter SME bank / Infrastructure / Local authorities • Tel.: 0800 5399001 10800 5399008 ! 030 20264-5555 (free) •

Fax: 069 7431-9500	Page 3

Annex to the Information Sheets	KfW
Energy-efficient construction and renovation	Responsible banking
- Non-residential buildings

Technical Minimum Requirements

Monument Protection Authority regulations

For parts of buildings subject to Monument Protection Authority regulations as defined in § 24 para. 1 EnEV reduced requirements as per the following Tables are specified. The requirement for subsidisation with reduced requirements is confirmation by the expert that due to the Monument Protection Authority’s regulations or also physical reasons only the respectively-attained requirement value is possible.

1) Insulation of walls, roof surfaces, storey ceilings and floor surfaces

Subsidies are provided for the insulation of walls, roofs, storey ceilings and the lower building envelope. The following requirements for heat transition coefficients (U value) must be complied with in the case of renovation of the respective building parts for subsidisation as an individual measure. The requirements only refer to the heat-transferring surrounding surfaces.

Nr.	Part group	Part	Max. Ü in W/(m2 •K) T>/=19°C	Max. Ü in W/(m2 •K) T<19°C
1.1		Outer wall	0.20	0.25
1.2		Alternatively: core insulation with double-layer masonry	l </= 0.035 W/(m•K)	l </= 0.040 W/(m•K)
1.3	Walls	Outer walls of architectural monuments	0.45	0.45
1.4		Outer walls in the case of exposed works	0.65	0.65
1.5		Wall surfaces against soil / unheated spaces	0.25	0.25
2,1		Roofs (w/o glass roofs)	0.14	0.25
	Roof surfaces	Alternatively: for architectural monuments
2.2		Max. possible insulation thickness	l </= 0.035 W/(m•K)	l </= 0.035 W/(m•K)
3.1		Top floor ceiling	0.14	0.25
3.2		Ceilings of unheated rooms	0.25	0.25
3.3	Storey ceilings and floor surfaces	Storey ceilings against outside air	0.20	0.25
3.4		Floor surfaces against soil	0.25	0.25

Status: 04/2015 • Order Nr.: 600 000 3418 KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www_kfw-de
Infocenter SME bank / Infrastructure / Local authorities • Tel.: 0800 5399001 10800 5399008 ! 030 20264-5555 (free) •
10800 5399008 / 030 20264-5555 (free) • Fax: 069 7431-9500	Page 4

Annex to the Information Sheets	KfW
Energy-efficient construction and renovation	Responsible banking
- Non-residential buildings

Technical Minimum Requirements

Note:

For all measures on the building shell, attention should be paid to heat bridge-minimising design and airtightness.

For renovation measures the required measures to avoid condensation and humidity damage under DIN 4108-3 must be taken and evidenced.

Required evidence to be safeguarded:

•	Confirmation by the specialist firm of the fitting and type of insulation

•	Manufacturer’s evidence regarding properties, in particular the measured values for heat conductance of the fitted materials

2) Renewal and strengthening of windows and outer doors

Subsidies may be provided for the exchange, reinforcement or first installation of windows, outer doors and gates (including loading stations) in existing buildings. Also eligible are burglary-prevention measures, directly connected with the energy optimisation of windows, doors and gates.

Nr.	Group	Part	Max. Ü in W/(m2•K) T >/= 19°C	Max. Ü in W/(m2•K) T<19°C
1		Windows, French windows:
		a) exchange	0.95	1.3
		b) reinforcement	1.3	1.6
1.2		Easy-access windows and French windows	1.1	1.4
1.3 1	Transparent	Windows with special glazing	1.1	1.4
	Parts (UW)	Windows on monuments
1.4		a) Exchange	1.4	1.7
		b) Reinforcement	1.6	1.9
1.5		Glass roofs	1.6	1.9
1.6		Strip lights and light domes	1.5	1.9
2	Curtain walls (UCW)	Curtain walls[2]	1.3	1.6
3	Doors (Up)	Outer doors	1.3	2.0
4	Gates	Outer doors	1.0	2.0
			Air Permeability Class 3

[1]	Special glazings are the glazings described in Annex 3 Number 2 EnEV for sound insulation, fire protection, bullet resistance, burglar prevention or explosive resistance.
[2]	Curtain walls whose construction is described in DIN EN 13947: 2007-07

Status: 04/2015 • Order Nr.: 600 000 3418

KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www_kfw-de

Infocenter SME bank / Infrastructure / Local authorities • Tel.: 0800 5399001 10800 5399008 ! 030 20264-5555 (free) •

Fax: 069 7431-9500	Page 5

Annex to the Information Sheets	KfW
Energy-efficient construction and renovation	Responsible banking
- Non-residential buildings

Technical Minimum Requirements

When planning outer doors measures for user-independent control should be taken into consideration to ensure the shortest opening time within door opening cycles. In the event of use with frequent business-related opening cycles by way of alternative to the above requirements the fitting of fast-opening doors (closing speed 0,8 m/s) with suitable sensors for automatic opening or closing (radar, induction loop or similar) are eligible for subsidisation.

Also eligible for subsidy is the construction or conversion of lorry loading stations in hangars (dock levellers) when these are thermally separated from the building shell.

For the exchange of windows, the Ü value of the outer wall and/ or the roof may be less that the Üw value of the newly-fitted windows or measures must be taken to prevent condensation formation and humidity damage. When fitting new windows any resulting increased air humidity must be taken into consideration and measures taken to prevent condensation and humidity damage.

Required evidence to be safeguarded:

•	Confirmation by the specialist firm of compliance with the requirements for the U values and the heat bridge-minimising installation; where necessary: information on the avoidance of humidity damage

•	Manufacturer’s evidence regarding the energy properties of the windows/doors/gates

3)	Measures to improve summer heat insulation

Subsidies may be provided for the replacement of external solar protection systems through fitting the same with a daylight function or first installation of the same. The requirements of DIN 4108-2:2013-02 must be observed.

4)	Installation, exchange or optimisation of ventilation and a/c systems incl. heat/cold recovery and waste heat use

Subsidies may be provided for the implementation of the following measures:

First installation/renovation of ventilation systems:

•

Fitting of automatic air feed and removal systems with heat recovery regulated by sensor (CO2, mixed gas, air humidity or VOC). The fitted ventilation systems must at least satisfy the requirements of Annex Ill Number 2 of Regulation (EU) Nr. 1253/2014 dated 7th July 2014. The system must be designed so that with a design flow the electrical fan output per fan relating to the delivery volume does not exceed the Category SFP 3 limit under DIN EN 13779 (validation load).

Exchange of components in existing ventilation systems:

•	Installation of speed-controlled fans with an efficiency level as specified in Annex IV Table 1 of Regulation (EU) Nr. 327/2011

•	Installation of air handling equipment that at least satisfies the requirements of Annex Ill Number 1 of Regulation (EU) Nr. 1253/2014 dated 7th July 2014

Status: 04/2015 • Order Nr.: 600 000 3418
KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www_kfw-de
Infocenter SME bank / Infrastructure / Local authorities • Tel.: 0800 5399001 10800 5399008 ! 030 20264-5555 (free) •
Fax: 069 7431-9500	Page 6

Annex to the Information Sheets	KfW
Energy-efficient construction and renovation	Responsible banking
- Non-residential buildings

Technical Minimum Requirements

•

Installation of energy-efficient, speed-controlled motors Efficiency Class IE 2 or better as per Regulation (EC) Nr, 640/2009 or after-fitting of frequency converters for infinitely-variable regulation of existing motors

•	Renewal and use of air lines to achieve at least Tightness Class B under DIN EN 15727:2010- 10

•	Installation of heat recovery that at least attain H2 Classification under DIN EN 13053:2007-11

•

Reduction of heat loss through added heat insulation of the external and exit air lines with interior installation or the air inlet and exhaust lines in the event of external installation (dmin >/= 6 cm; l= 0.035 W/(mK) or equivalent)

Required evidence to be safeguarded:

•	Manufacturer’s evidence regarding the system-specific parameters

•	In the case of first installation comprehensive renewal of the entire system or exchange of the fan: report on handover per the Annex under DIN EN 12599:2013-01 Section 9

•	In the event of renewal of the air lines:

Protocol of the measurement of the leakage air flow per DIN EN 12599: 2013-01 Section D-8

5)	Renewal and/or optimisation of heat/cold generation, distribution and storage incl. power-heat - or power-heat-cold coupling systems

Implementation of the following measures is eligible for subsidy:

Installation of new heat generators/optimisation of heat generation

•	Condensing boilers, improved under DIN 18599-5: 2011-12

•	Condensing hot air generators, multistage/modulating with adjustment of the combustion air volume

•	Heat-fed systems for heat supply from power-heat coupling on the basis of fossil energy (cogeneration plant, fuel cells).

•	Connections and heat transfer stations for the use of remote heat

•	Infrared dark radiator with a radiation factor RF per DIN EN 416-2 > 0.69

•	Infrared light radiator with a radiation factor RF per DIN EN 419-2 > 0.69

•	Installation of waste gas systems with condensing waste gas heat exchanger for radiant heating per DIN 18599-5:2011-12

•	Measures for the use of process heat for air conditioning

Installation of components for energy-efficient heat transfer

•	Radiant ceiling panels with the Product feature Design improved (upper side min. 40 mm insulated, radiation >75% per DIN EN 14037)

Status: 04!2015 • Order Nr.: 600 000 3418
KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www.kfw.de
Infocenter SME bank / Infrastructure! Local authorities • Tel.: 0800 5399001 / 0800 5399008 / 030 20264-5555 (free) •
Fax: 069 7431-9500	Page 7

Annex to the Information Sheets	KfW
Energy-efficient construction and renovation	Responsible banking
- Non-residential buildings

Technical Minimum Requirements

•	Pl-regulated hot air feed in addition to the ventilation systems (centrally-fed air heaters)

•	Surface heating systems operated with system flow temperature </= 35°C and the required adaptation or renewal of pipelines

•	Exchange of existing heaters with heaters with an overtemperature </= 30 K (for example designed for 55/45 °C with a room temperature of 20 °C)

Optimisation of heat distribution

•	Carrying out of hydraulic balance

•	Hydraulic conversion of the distribution system for requirement-based adaptation of the water circulation volumes

•	Installation of high-efficiency pumps (Efficiency Class A)

•	Installation of pre-adjustable thermostat valves, regulator valves and differential pressure regulators

•	Conversion from one- to two-line systems

•	Expansion and renovation of local heat networks located 100% on the surfaces belonging to the building(s)

•	Heat insulation of uninsulated or inadequately-insulated heat distribution lines

Optimisation of heat storage

•	Installation of buffer storage with minimum heat insulation per DIN EN 12828

Installation of energy-efficient cold generation

•	Heat-driven cold systems for the use of heat from the power-heat coupling or process waste heat

•	Compression refrigeration system with electronic rpm regulation and a nominal cooling output EER of at least 4.0 in full-load operation

The measures cited for heat distribution and transfer apply analogously for cold distribution.

The pre-requisite for subsidisation of measures for heat/cold generation, distribution and storage for hydraulic systems to the carrying out of a hydraulic balancing of the connected distribution system.

Required evidence to be safeguarded:

•	Evidence of the hydraulic balancing

•	Manufacturer evidence for the system parameters

For systems for heat and cold generation from renewable energies special funds may be provided from the Market Incentive Program, which be applied for via KfW Programme 271/281 Renewable energies Premium or via the BAFA.

Status: 04/2015 • Order Nr.: 600 000 3418
KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www_kfw-de
Infocenter SME bank / Infrastructure / Local authorities • Tel.: 0800 5399001 10800 5399008 ! 030 20264-5555 (free) •
Fax: 069 7431-9500	Page 8

Annex to the Information Sheets	KfW
Energy-efficient construction and renovation	Responsible banking
- Non-residential buildings

Technical Minimum Requirements

6)	Exchange and/or optimisation of lighting

Subsidies may be granted for the implementation of the following measures:

Conversion of the existing lighting systems to an energy-efficient lighting technology that satisfies all the following requirements:

•	The system efficiency (light efficiency) of the installed lighting system must be at least 100 Im/W.

•	The useful life of the lights used must achieve at least the following:

•	for LED lights >/= 80% (L80) with 50,000 operating hours

•	for all other light types >/= 90% with 16,000 operating hours

•	The colour rendering (Ra) of the lighting systems must be at least 80%. For activities with higher colour rendering requirements the requirements of DIN EN 12464-1:2011-08 should be applied.

•	Regulation of the lighting system must at least match the reference design under EnEV Annex 2 Table 1 for the corresponding area of use.

•	Lighting planning per DIN EN 12464-1:2011-08 or for sports area per DIN EN 12193 must be carried out by qualified planners.

The complete exchange of lights including any other ancillary work and components are eligible for subsidy. Bulbs intended for subsequent installation or for installation in existing fittings (for example retrofits, replacement lights) are not eligible.

The use of lights with an ENEC-Plus-Performance symbol is recommended.

It is also recommended that for the lights or light sources used a colour distance of 3-step macadam ellipses is not exceeded.

Required evidence to be safeguarded:

•	Lighting concept including the corresponding planning evidence

•	Manufacturer’s evidence regarding the product features Light output, Colour Rendering Index, rate lamp lifetime and light quality over the lifetime

•	For LED: Data Sheet per IEC 62717 for each light type

7)	Installation or optimisation of measurement, control and regulation systems and building automation

Installation and replacement of measurement, control and regulation systems serving the realisation of a buildings automation level of at least Class B under DIN 18599-5: 2011-12 (incl. the necessary field devices) for example:

•	Requirement-based regulation of ventilation and a/c systems

•	Daylight or presence-dependent control or regulation of lighting systems

Status: 04/2015 • Order Nr.: 600 000 3418
KfW • Palmengartenstr. 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www_kfw-de
Infocenter SME bank / Infrastructure / Local authorities • Tel.: 0800 5399001 10800 5399008 ! 030 20264-5555 (free) •
Fax: 069 7431-9500	Page 9

Annex to the Information Sheets	KfW
Energy-efficient construction and renovation	Responsible banking
- Non-residential buildings

Technical Minimum Requirements

•	Requirement-based regulation of heating systems, for example a usage-based room-by-room regulation of the room temperature

•

Components for realisation of a technical energy management system with the aim of energy saving through efficient operation of the building (for example monitoring of system or area-based characteristics and energy consumption, incl. building control technology and the required automation and field elements)

Required evidence to be safeguarded:

•	Measurement, control and regulation concept

•	For technical energy management: metering concept

Emissions factors for calculating CO2 saving

Energy source		Direct CO2 emissions factors
		Kg/kWend
	Heating oil EL	0.266
	Natural gas H (compound)	0.202
	Liquid gas	0.234
	Hard coal	0.353
Fuels	Lignite (briquette)	0.359
	Wood	0
	Bio-oil,self-generated+used	0
	Biogas, self-generated+used	0
Local/remote heat	Fossil fuel mix	0.260
N	Renewable fuel	0
Electricity	Electricity – domestic consumption	0.595
	Eco-electricity, self-generated+used	0

Status: 04/2015 • Order Nr.: 600 000 3418
KfW • Palmengartenstr_ 5-9 • 60325 Frankfurt • Tel.: 069 7431-0 • Fax: 069 7431-2944 • www_kfw-de
Infocenter SME bank / Infrastructure / Local authorities • Tel.: 0800 5399001 10800 5399008 ! 030 20264-5555 (free) •
Fax: 069 7431-9500	Page 10